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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported) :
                                 January 8, 1999

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                            Lucent Technologies Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                  1-11639                                              22-3408857
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      (Commission File Number)                               (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey                                    07974
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(Address of principal executive offices)                                      (Zip Code)

                                 (908) 582-8500
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                         (Registrant's Telephone Number)
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Item 5.  Other Events.

         Lucent Technologies Inc. announced on January 8, 1999 an accounting change that will allow it to better represent pension and post-retirement benefit expenses in its financial statements. The modification and update under Statement of Financial Accounting Standards 87 will result in a one-time, after-tax gain of $1.3 billion, or approximately 97 cents a share, in the quarter ended December 31, 1998. This one-time gain reflects the cumulative effect of this change for all periods from 1986 through fiscal year 1998.

         Together, the modified accounting method and the adoption of new retirement provisions are expected to result in additional net income of approximately $170 million in fiscal 1999.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             LUCENT TECHNOLOGIES INC.



Date:  January 8, 1999                       By:     /s/    James S. Lusk
                                                     Name:  James S. Lusk
                                                     Title: Vice President and
                                                            Controller